UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 22, 2019 (August 20, 2019)
MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12b of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MCHP	NASDAQ	Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on August 20, 2019, our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steve Sanghi	188,516,021	8,626,566	2,439,814	26,267,901
Matthew W. Chapman	184,313,308	15,117,617	151,476	26,267,901
L.B. Day	170,803,561	28,602,020	176,820	26,267,901
Esther L. Johnson	194,483,062	4,952,587	146,752	26,267,901
Wade F. Meyercord	185,780,362	13,644,927	157,112	26,267,901

In addition, the following proposals were voted on and approved at the annual meeting:

1.	Proposal to approve a French Sub-Plan under our 2004 Equity Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
190,235,020	6,185,049	3,162,332	26,267,901

2.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non Votes
223,925,510	1,771,366	153,426	0

3.	Proposal to approve the compensation of our named executive officers on an advisory (non-binding) basis.

Votes For	Votes Against	Abstentions	Broker Non Votes
168,444,622	30,390,510	747,269	26,267,901

4.	Stockholder proposal requesting our Board to report on our processes for identifying and analyzing human rights risks to workers in our operations and supply chain.

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,939,520	95,698,866	2,944,015	26,267,901

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2019

Microchip Technology Incorporated

By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Sr. Vice President, Chief Financial Officer
(Principal Accounting and Financial Officer)